                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -----------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                --------------
                          WASHINGTON GAS LIGHT COMPANY
             (Exact name of registrant as specified in its charter)


District of Columbia and Virginia                      53-0162882
 (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                               1100 H Street, NW
                             Washington, D.C. 20080
                                 (703) 750-4440
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           DOUGLAS V. POPE, Secretary
                          Washington Gas Light Company
                               1100 H Street, NW
                             Washington, D.C. 20080
                                 (202) 624-6395
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 -------------
                                   Copies to:
                             John H. Byington, Esq.
                      Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                         New York, New York 10004-1490

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


CALCULATION OF REGISTRATION FEE
=============================================================================
                                         Proposed     Proposed
                                          maximum      maximum
Title of each class                       offering    aggregate       Amount of
of securities to be       Amount to      price per    offering      registration
registered              be registered     share (1)    price (1)        fee
-----------------------------------------------------------------------------
Common Stock, $1 par
 value                 2,300,000 shares  $25.21875    $58,003,125   $17,111
=============================================================================

(1) Calculated pursuant to Rule 457(c) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Common Stock on the NYSE on September 11, 1998.

                                ---------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

              Prospectus Subject to Completion, September 18, 1998


                          Washington Gas Light Company

                                  Common Stock
                                  ------------

     Washington Gas Light Company (the "Company") intends from time to time to issue and sell an aggregate not to exceed 2,300,000 authorized but unissued shares of its common stock, par value $1.00 per share (the "Common Stock"), on terms to be determined at the times of sale. For each offering of the Common Stock for which this Prospectus will be delivered, there will be an accompanying Prospectus Supplement that will set forth the terms of the offering. The Company's Common Stock is listed on the New York and Philadelphia Stock Exchanges under the symbol "WGL". On September 17, 1998, the last reported sale price of Common Stock was $26.5625 per share.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                              --------------------

     The Common Stock may be sold directly by the Company or through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any underwriters are involved in the offering of the shares in respect of which this Prospectus will be delivered, the names of such agents or underwriters, and the initial price to the public, any applicable commissions or discounts and the net proceeds to the Company, or the means of determining the same, will be set forth in an accompanying Prospectus Supplement. The Company may indemnify agents and underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution".

                              --------------------


              The date of this Prospectus is September 18, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Certain information, as of particular dates, concerning directors and officers, their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549 and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, N.Y. 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). The Company's Common Stock is listed on the New York Stock Exchange and on the Philadelphia Stock Exchange (under the symbol "WGL"), where reports, proxy material and other information concerning the Company may also be inspected. The Company's preferred stock (the "Preferred Stock") is also listed on the Philadelphia Stock Exchange.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The  following   documents   filed  by  the  Company  with  the  Commission
(Commission File No. 1-1483) pursuant to the Exchange Act are incorporated in this Prospectus by reference:

1) The  Company's  Annual  Report on Form 10-K for the year ended  September 30,
   1997.
2) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997; March 31, 1998; and June 30, 1998.
3) The Company's Current Report on Form 8-K, dated December 9, 1997.
4) The Company's Current Report on Form 8-K, dated July 10, 1998.


     All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the "Incorporated Documents"; provided, however, in each year during which an offering is made by this Prospectus, all documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the 1934 Act prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Upon written or oral request, the Company will provide without charge to any person to whom a copy of this Prospectus has been delivered a copy of any or all of the Incorporated Documents which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests for such copies should be directed to Shareholder Services, Washington Gas Light Company, 1100 H Street, NW, Washington, D.C. 20080, (Telephone numbers: 202-624-6558 or 1-800-221-WGAS). The information relating to the Company contained in this document does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.


                                  THE COMPANY

     The Company and its distribution subsidiary are public utilities that deliver and sell natural gas through a 21,000-mile distribution system to more than 818,000 customers. The franchise area covers over 6,600 square miles and has a population estimated at 4.6 million people. This area includes the City of Washington, D.C. and the surrounding suburbs in Maryland and Virginia, and a portion of the Shenandoah Valley in Virginia and West Virginia.

     The Company has been engaged in the gas distribution business for 150 years, having been originally incorporated by an Act of Congress in 1848. It became a domestic corporation of the Commonwealth of Virginia in 1953 and a corporation of the District of Columbia in 1957.

     Meter growth on the Company's natural gas distribution system has averaged over 3 percent annually during the last five years. Residential and firm commercial customers provide a stable financial base, accounting for 72.4 percent of the Company's therm deliveries in fiscal year 1997.

     Non-utility activities of the Company and its subsidiaries include: (1) the sale of natural gas in competition with third-party suppliers such as gas marketers and non-regulated subsidiaries of other utility companies; (2)
providing commercial energy services by designing and renovating mechanical heating, air conditioning and ventilation systems; and (3) the financing of gas appliances and certain other equipment for residential and small commercial customers.

     The principal executive offices of the Company are located at 1100 H Street, NW, Washington, D.C. 20080. Its telephone number is 703-750-4440.

                                USE OF PROCEEDS

     The net proceeds realized from the sale of the Common Stock offered hereby will be used for general corporate purposes, including capital expenditures and working capital requirements.


                          DESCRIPTION OF COMMON STOCK

     The following is a summary of, and is qualified by reference to, the provisions of the Company's Charter, as amended, relating to its Common Stock, $1 par value.

     In addition to the amount outstanding as of August 31, 1998, the Company is authorized by its regulatory commissions to: (1) issue up to 3,500,000 shares of its Common Stock through one or more public offerings, (2) issue up to 1,152,615 shares of Common Stock under the Dividend Reinvestment and

Common Stock Purchase Plan and other employee benefit plans, and (3) issue up to 3,000,000 additional shares of Common Stock to support the potential issuance of either debt securities or preferred stock shares which are convertible into shares of Common Stock. On August 31, 1998, the Company had 43,825,931 shares of Common Stock outstanding, which does not reflect the issuance of any shares of Common Stock offered hereby. The presently outstanding shares of Common Stock of the Company are validly issued, fully paid and nonassessable.

Dividend Rights

     Subject to the preferential rights of the holders of the Preferred Stock to receive full cumulative dividends, both past and current, and the restrictions set forth below, the holders of the Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor.

Voting, Liquidation and Other Rights

     Common stockholders of record are, together with holders of record of shares of voting Preferred Stock, entitled to one vote for each share on matters voted upon by stockholders except that whenever dividends on Preferred Stock are in arrears in an aggregate amount equal to four full quarterly dividends on all outstanding shares of such stock, the holders of the Preferred Stock (whether voting or non-voting) have the right, as a class, until all dividends then in default have been paid, to elect the largest number of directors that does not exceed 25% of the Board of Directors, but in no event less than two directors; and the holders of Common Stock will be entitled to elect the remaining directors.

     Upon liquidation, the holders of Common Stock shall be entitled to share ratably in the distribution of the remaining assets available for distribution after satisfaction of the preferential liquidation requirements of, and accumulated unpaid dividends on, the Preferred Stock. The Common Stock and all series of Preferred Stock have no preemptive rights.

Transfer Agent and Registrar

     The transfer agent and registrar for the Company's Common Stock is The Bank of New York. The Bank of New York extends credit to the Company, along with other banks, under revolving credit agreements. From time to time the Company has entered into contracts with The Bank of New York for the sale, on a recourse basis, of certain non-utility accounts receivable. The Bank of New York also serves as transfer agent and registrar for the Company's Preferred Stock.


                              PLAN OF DISTRIBUTION

     The Company may sell the Common Stock in any of three ways: (1) through underwriters or dealers; (2) directly to a limited number of purchasers or to a single purchaser; or (3) through agents. The distribution of the Common Stock may be effected from time-to-time in one or more transactions at a fixed price, at a price which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Each Prospectus Supplement will set forth the terms of the offering of the Common Stock offered thereby, including the name or names of any underwriters or agents, the purchase price of such Common Stock and the proceeds to the Company from such sale, any discounts and other items constituting underwriters' and agents' compensation, and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the Common Stock will be acquired by the underwriters for their own account and may be sold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The Common Stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters as may be designated by the Company, or directly by one or more of such firms. The underwriter or underwriters with respect to a particular underwritten offering of Common Stock will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase the Common Stock offered thereby will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such shares of Common Stock if any are purchased.

     The Company may grant to underwriters options to purchase additional Common Stock to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the applicable Prospectus Supplement. If the Company grants any over-allotment option, the terms of such option will be set forth in the applicable Prospectus Supplement.

     The Common Stock may be sold through agents designated by the Company from time to time. Each Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Common Stock in respect of which such Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended ("Securities Act"), of the Common Stock so offered and sold.

     If a dealer is utilized in the sale of Common Stock in respect of which this Prospectus is delivered, the Company will sell such Common Stock to the dealer as principal. The dealer may then resell such Common Stock to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such item is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable Prospectus Supplement.

     Offers to purchase Common Stock may be solicited directly by the Company, and the sale thereof may be made directly by the Company to institutional investors or others who may be deemed underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the applicable Prospectus Supplement.

     If so indicated in a Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Common Stock offered thereby from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in such Prospectus Supplement, which will set forth the commission payable for solicitation of such contracts.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, and dealers may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.


                                 LEGAL OPINIONS

     Certain legal matters in connection with the legality of the securities offered hereby will be passed upon for the Company by John K. Keane, Jr., Esq. Mr. Keane, Senior Vice President and General Counsel for the Company, is regularly employed by the Company and owns 17,527 shares of the Company's Common Stock as of August 31, 1998. The legality of any Common Stock offered hereby will be passed upon for agents, underwriters, or dealers by Winthrop, Stimson, Putnam & Roberts, New York, N.Y.

                                    EXPERTS

     The financial statements and schedule included or incorporated by reference in the Company's most recent Annual Report on Form 10-K, which are incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are so incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================
     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent involved in the offering described herein. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, by any person in any state in which it is unlawful for such person to make such an offer or solicitation. Except as otherwise indicated by the context, this Prospectus speaks as of its date and does not purport to reflect any changes which may have occurred in the affairs of the Company thereafter.

                              -------------------------


          TABLE OF CONTENTS

Available Information ...................... 2

Incorporation of Certain Documents
 by Reference .............................. 2

The Company ................................ 3

Use of Proceeds ............................ 3

Description of Common Stock ................ 3

Plan of Distribution ....................... 4

Legal Opinions ............................. 6

Experts .................................... 6






================================================================================


                                2,300,000 Shares



                          Washington Gas Light Company




                                  Common Stock





                                   Prospectus






                             Dated September 18, 1998





================================================================================

                                    Part II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.


                                        Item                      Amount
                                        ----                      ------
   Registration Fee - Securities and Exchange Commission.        $ 17,111
* Printing...............................................          30,000
* Legal Fees and Expenses................................          75,000
* Accounting Fees........................................          80,000
* Transfer Agent and Registrar...........................           4,000
* Other..................................................          61,500
                                                                 --------
                                              Total              $267,611
                                                                 ========

           *  Estimated

Item 15.  Indemnification of Directors and Officers.

     The Bylaws of the Company provide for indemnification of officers and directors against expenses, judgments, fines or amounts paid in settlement in connection with actions, suits or proceedings by reason of being an officer or director, except in relation to matters as to which the person is finally adjudged to have knowingly violated the criminal law or be liable for willful misconduct in the performance of the person's duty to the Company.

     The Company carries a policy of insurance which, among other things, provides for payment to the Company of sums expended pursuant to the Company's Bylaws and indemnification for liability of officers and directors.

Item 16.  Exhibits.

Exhibits filed herewith:


Exhibit No.               Description of Exhibits
----------                -----------------------
 1     -- Form of Underwriting Agreement (to be filed at a later date).

 5     -- Opinion of John K. Keane, Jr., Esquire, re Legality.

23 (a) -- Consent of Arthur Andersen LLP.

23 (b) -- Consent of John K. Keane, Jr., Esquire (included in Exhibit No. 5).

24     -- Power of Attorney and Certified Board Resolutions.



Exhibits incorporated herein by reference:


                                              Registration
                                              Statement No.
Exhibit No.   Description of Exhibit          or Other Filing         Exh. No.
----------    ----------------------          ---------------         --------
   3.1        Charter of the Company          Form S-3 filed July 21,
                                              1995, File No. 033-61199 ..... 3

   3.2        Bylaws of the Company           Form 10-K for the year
                                              1996, File No. 1-1483    ..... 3


Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To  include  any  material  information  with  respect to the plan of
           distribution   not   previously   disclosed   in   the  registration
           statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, who is duly authorized to sign, in the City of Washington, District of Columbia, on the 18th day of September, 1998.


                                            WASHINGTON GAS LIGHT COMPANY

                                     By           FREDERIC M. KLINE
                                        ----------------------------------------
                                          (Frederic M. Kline, Vice President
                                                     and Treasurer)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.


            Names                        Title                       Date
            -----                        -----                       ----
      PATRICK J. MAHER*         Chairman of the Board
------------------------------   and Director                 September 18, 1998
     (Patrick J. Maher)

 JAMES H. DEGRAFFENREIDT, JR.*  President and Chief
------------------------------   Executive Officer
(James H. DeGraffenreidt, Jr.)   and Director                 September 18, 1998

      FREDERIC M. KLINE         Vice President and Treasurer
------------------------------   (Principal Financial
     (Frederic M. Kline)          Officer)                    September 18, 1998

    ROBERT E. TUORINIEMI*       Controller
------------------------------   (Principal Accounting
   (Robert E. Tuoriniemi)         Officer)                    September 18, 1998

      MICHAEL D. BARNES*         Director                     September 18, 1998
------------------------------
     (Michael D. Barnes)

      FRED J. BRINKMAN*          Director                     September 18, 1998
------------------------------
      (Fred J. Brinkman)

   DANIEL J. CALLAHAN, III*      Director                     September 18, 1998
------------------------------
  (Daniel J. Callahan, III)

      ORLANDO W. DARDEN*         Director                     September 18, 1998
------------------------------
     (Orlando W. Darden)

      MELVYN J. ESTRIN*          Director                     September 18, 1998
------------------------------
     (Melvyn J. Estrin)

    KAREN HASTIE WILLIAMS*       Director                     September 18, 1998
------------------------------
   (Karen Hastie Williams)

*By     FREDERIC M. KLINE                                     September 18, 1998
   ---------------------------
       (Frederic M. Kline,
         Attorney-in-Fact)


                                  EXHIBIT INDEX



Exhibit
-------
Number                Description
------                -----------
 1      --      Form of Underwriting Agreement
                      (to be filed at a later date).

 3.1    --      Charter of the Company (Incorporated by reference to Form S-3 dated July 21, 1995, File No. 033-61199)

 3.2    --      Bylaws of the Company (Incorporated by reference to Form 10-K for the year 1996, File No. 1-1483)

 5      --      Opinion of John K. Keane, Jr., Esquire, re Legality.

 23 (a) --      Consent of Arthur Andersen LLP

 23 (b) --      Consent of John K. Keane, Jr., Esquire
                 (included in Exhibit No. 5).

 24     --      Power of Attorney and Certified Board Resolutions.
